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                                                                     Exhibit 4.1

                            STOCK PURCHASE AGREEMENT

     AGREEMENT, made as of June 10, 1997, between DIAMETRICS MEDICAL, INC. a Minnesota corporation (the "Company") and the purchasers (the "Purchasers") listed on Schedule A hereto.

     WHEREAS, the Company wishes to raise additional capital; and

     WHEREAS, the Purchasers desire to purchase shares of the common stock, par value $.01 per share, of the Company (the "Common Stock"), together with detachable warrants to purchase additional shares of Common Stock.

     NOW THEREFORE, the parties hereto hereby agree as follows:

     1. Purchase of Common Stock. The Purchasers hereby agree to purchase from the Company and the Company hereby agrees to sell to Purchasers the number of shares of Common Stock set forth opposite the name of each Purchaser in Schedule A (the "Shares") at a purchase price of $5.625 per share, together with a detachable warrant in the form attached hereto as Exhibit A (the "Warrant"). Each Warrant will (subject to adjustment) have an exercise price equal to $6.75 per share, and will be exercisable (subject to adjustment) into a number of shares of Common Stock equal to 1/4 of the number of Shares purchased by the original holder of such Warrant pursuant to this Agreement. The Purchasers will receive certain registration rights with respect to the Common Stock issuable upon exercise of the Warrants pursuant to an agreement in substantially the form attached hereto as Exhibit B (the "Registration Rights Agreement").

     2. Closing Date. The closing of the purchase and sale of the Shares hereunder (the "Closing") will be held at the offices of Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402 at such time and date as the Company and the Purchasers may agree (the "Closing Date").

     3. Delivery. At the Closing, the Company will deliver to each Purchaser a certificate dated the Closing Date registered in such Purchaser's name representing the Shares purchased by such Purchaser, together with a Warrant registered in such Purchaser's name representing the number of shares of Common Stock purchasable upon the exercise of such Warrant. At the Closing each Purchaser will pay to the Company the amount of the purchase price set forth opposite the name of such Purchaser in Schedule A attached hereto by certified check, wire transfer or any combination of the above.

     4. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers which representations and warranties survive the purchase of the Shares and Warrants by the Purchasers:

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     4.1  Corporate Existence and Power.  The Company is duly incorporated, validly existing and in good standing under the laws of the State of Minnesota. The Company's only subsidiary is Diametrics Medical, Ltd., a private limited company incorporated in England and Wales (the "Subsidiary"). Each of the Company and the Subsidiary has all corporate powers and authority and all governmental licenses, authorizations, consents and approvals (collectively, the "Permits") required to carry on its business as now conducted, except where the failure to obtain such Permits, individually or in the aggregate, would not have a Material Adverse Effect (as defined below) on the Company. Each of the Company and the Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, a "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the condition (financial or otherwise), business, assets or properties of such Person and its subsidiaries taken as a whole or on the ability of such Person to perform its obligations hereunder. For purposes of this Agreement, any reference to any event, change or effect being "material" with respect to any Person means an event, change or effect, whether existing or prospective, which is material in relation to the condition (financial or otherwise), business, assets or properties of such Person and its subsidiaries taken as a whole or on the ability of such Person to perform its obligations hereunder. For the purposes of this Agreement, "Person" means any individual, partnership, firm, corporation, limited liability company or partnership, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     4.2 Corporate Authorization. The execution, delivery and performance by the Company of this Agreement, the Warrants, and the Registration Rights Agreement and the consummation by the Company of the transactions contemplated hereby and thereby are within the Company's corporate powers and have been duly authorized by all necessary corporate action. Each of this Agreement, the Warrants and the Registration Rights Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (whether considered in a proceeding in equity or at law) and, (c) insofar as they relate to indemnification provisions, the effect of federal and state securities laws and public policy relating thereto.

     4.3 Consents; Approvals. The execution, delivery and performance by the Company of this Agreement, the Warrants and the Registration Rights Agreement

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and consummation of the transactions contemplated hereby and thereby by the
Company require no action, by or in respect of, notices to, or filing with, any governmental body, agency, official or authority or any third party, other than those that have been or will be taken or made in a timely manner.

     4.4 Non-Contravention. The execution, delivery and performance by the Company of this Agreement, the Warrants and the Registration Rights Agreement and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (except in the case of clauses (b), (c) and (d) of this Section 4.4, for any such matters that, individually or in the aggregate, have not had, and will not have, a Material Adverse Effect on the Company) (a) contravene or conflict with the articles of incorporation or bylaws of the Company, (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, the Subsidiary or any of their properties or assets, (c) constitute a default under or give rise to a right of termination, cancellation, restriction or acceleration of any right or obligation of the Company or the Subsidiary or to a loss of any benefit to which the Company or the Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon or applicable to the Company or the Subsidiary or any of its properties or assets or any license, franchise, permit or other similar authorization held by or applicable to the Company or the Subsidiary, or
(d) result in the creation or imposition of any Lien on any asset of the Company or the Subsidiary. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     4.5 Capitalization. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock and 5,000,000 shares of undesignated preferred stock (the "Preferred Stock"). As of the date hereof (i) 18,257,833 shares of Common Stock are issued and outstanding and (ii) no shares of the Preferred Stock are issued and outstanding. As of the date hereof 2,587,370 shares of Common Stock are reserved for issuance pursuant to the exercise of outstanding stock options and 1,629,970 shares of Common Stock are reserved for issuance pursuant to the exercise of outstanding warrants. All outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable. Assuming in each case proper payment is made therefor, each share of the Shares issued to the Purchasers pursuant hereto will be, and upon the exercise of the Warrants, each share of Common Stock issued in respect thereof will be, duly authorized, validly issued and outstanding, fully paid and nonassessable, free from any liens or preemptive rights and issued in compliance with all state and federal securities laws. Except as set forth in this Section, there are outstanding (a) no other shares of capital stock or other voting securities of the Company, (b) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (c) no other options or, except as described in

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Schedule B hereto, other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (a), (b) and (c) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities.

     4.6  SEC Filings.

          (a) The Company has filed all required reports, schedules, forms, statements and other documents filed or required to be filed by the Company with the Securities and Exchange Commission (the "SEC") since January 1, 1996. The Company has delivered to Purchasers (i) the annual reports on Form 10-K for its fiscal year ended December 31, 1996 (ii) its quarterly report on Form 10-Q for its fiscal quarter ended March 31, 1997, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Company held since January 1, 1997, and (iv) all of its current and periodic reports filed by the Company with the SEC since January 1, 1997 (collectively, "SEC Reports").

          (b) Except to the extent that information contained in any SEC Report has been revised or superseded by a later-filed SEC Report, filed and publicly available prior to the date of this Agreement, as of the date of this Agreement, none of the SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.7  Financial Statements.

          (a) Except to the extent that information contained in any SEC Report has been revised or superseded by a later-filed SEC Report, filed and publicly available prior to the date of this Agreement, the audited financial statements and unaudited interim financial statements of the Company included in its annual reports on Form 10-K and the quarterly reports on Form 10-Q referred to in Section 4.6 are true and correct and fairly present, in conformity with generally accepted accounting principles, applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of the Company as of the dates thereof and results of operations and changes in financial position for the periods then ended (subject to non-material normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement "Balance Sheet" means the Company's balance sheet as of March 31, 1997, including the notes

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     thereto, as set forth in the Company's 10-Q referred to in Section 4.6 and
     "Balance Sheet Date" means the date of the Balance Sheet.

          (b) Except and to the extent set forth in the Balance Sheet, the Company does not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations incurred after the Balance Sheet Date in the ordinary course of business which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

4.8  Disclosure Documents.

          (a) Each document required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement (the "Company Disclosure Documents"), will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

          (b) The Company Disclosure Documents will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.8 will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by Purchasers specifically for use therein.

     5. Representations and Warranties of the Purchasers. Each Purchaser hereby makes the following representations and warranties to the Company which representations and warranties survive the issuance of the Shares and Warrants by the Company:

     5.1 Availability of Information. Purchaser has been given access to full and complete information regarding the Company (including the opportunity to meet with officers of the Company and review such documents as it may have requested in writing) and has utilized such access to its satisfaction for the purpose of obtaining information.

     5.2  Risk of Investment.  Purchaser:

          (a) realizes that the purchase of the Shares and Warrants represents a speculative investment involving a high degree of risk;

          (b) can bear the economic risk of an investment in the Shares and Warrants for an indefinite period of time, can afford to sustain a

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               complete loss of such investment, has no need for liquidity in connection with an investment in the Shares and Warrants; and can afford to hold the Shares and Warrants indefinitely;

          (c) realizes that the Shares and Warrants have not been registered for sale under the Securities Act or applicable state securities laws (the "State Laws"), and may be sold only pursuant to registration under the Securities Act and State Laws, or an opinion of counsel that such registration is not required; and

          (d) is experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of investing in the Shares and Warrants, and does not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks.

     5.3  Investment Intent.

          (a) Purchaser acknowledges that it has been advised that the Shares and Warrants are being offered and sold pursuant to exemptions from the Securities Act and applicable State Laws, and the Company's reliance upon such exemptions is predicated in part on Purchaser's representations contained herein.

          (b) The Shares and Warrants are being purchased for Purchaser's own account and for investment and without the current intention of reselling or redistributing the Shares.

          (c) Purchaser has made no agreement with others regarding any of the Shares or Warrants.

          (d) Purchaser acknowledges that the Shares and the shares of Common Stock issuable upon exercise of the Warrants will be further restricted by a legend placed on the certificate representing the Shares and/or such Common Stock containing substantially the following language:

               "The securities represented by this certificate have not been registered under either the Securities Act of 1933 or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise distributed for value unless there is an effective registration statement under such Act and such laws covering such securities, or the Company receives an opinion of counsel acceptable to the Company stating that such sale, transfer, assignment, offer, pledge or other distribution for value is exempt from the registration and prospectus delivery requirements of such Act and such laws."

     5.4 Residence. The principal office or residence of each Purchaser is located at the address set forth in Schedule A.

     5.5 Accredited Status. Each Purchaser is an "accredited investor" as that term is defined under Regulation D promulgated pursuant to the Securities Act.

     6. Covenant of Purchasers. Each Purchaser agrees that if such Purchaser should later desire to dispose of or transfer any of the Shares or Warrants in any manner, Purchaser shall not do so without first obtaining (i) an opinion of counsel satisfactory to the Company that such proposed disposition or transfer may be made lawfully without the registration of such the Shares pursuant to the Securities Act and applicable State Laws, or (ii) registration of such the Shares pursuant to the Securities Act and applicable State Laws.

     7. Affirmative Covenant of the Company. The Company covenants to each of the Purchasers as follows:

          7.1 Reservation of Capital Stock. The Company shall reserve and maintain, free from preemptive rights, the maximum number of shares of Common Stock deliverable upon exercise of all Warrants.

          7.2 Transfer of Registered Stock. Following effectiveness of a registration statement filed with the SEC pursuant to Section 3 of the Registration Rights Agreement, upon attempted transfer of securities registered under such registration statement pursuant to the terms of the Registration Rights Agreement and in accordance with applicable laws, rules and regulations, the Company will, as promptly as practicable following receipt of all documentation reasonably requested by the Company from the transferor, take all action necessary to cause its transfer agent to permit transfer of such securities without restrictive legend.

     8.   Conditions to Closing.

          8.1 Conditions to Purchasers' Obligations at the Closing. The obligations of each Purchaser to purchase the Shares and Warrants at the Closing are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Purchaser who does not consent in writing thereto:

          (a) The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects

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               as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

          (b) On the Closing Date, the sale and issuance of the Shares and Warrants and the proposed issuance of the Company's Common Stock upon exercise of the Warrants shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

          (c) The Registration Rights Agreement shall have been executed and delivered by the parties thereto.

          (d) The Purchasers shall have received on the Closing Date, a certificate or certificates of the chief executive officer and the chief financial officer of the Company to the effect that, as of such Closing Date, each of them severally represents that the representations and warranties of the Company set forth in
               Section 4 of this Agreement are true and correct in all material respects as of the Closing Date and the Company has performed all of its obligations under this Agreement to be performed at or prior to such Closing Date.

          8.2 Conditions to Obligations of the Company. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by each Purchaser:

          (a)  The representations and warranties made by the Purchasers in
               Section 5 hereof shall be true and correct in all material respect at the Closing Date with the same force and effect as if they had been made on and as of said date.

          (b) The Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Purchasers on or before the Closing.

     9. Entire Agreement. This Agreement and the other documents referenced herein contain the entire agreement between the parties with respect to the subject matter hereof and supersede any and all prior arrangements and understandings, both written and oral, with respect thereto.

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

     10. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdictions to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     11. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without obtaining the prior written consent of the other party hereto.

     12. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Minnesota, without giving effect to the principles of conflict of laws thereof.

     13. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereof and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     14. Notice. All notices under this Agreement shall be in writing and shall be delivered by personal service or telecopy or certified mail return receipt requested (if such service is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party. The address for notices given hereunder shall be: if to a Purchaser, at the address set forth on Schedule A hereto, and if to the Company, at 2658 Patton Road, Roseville, Minnesota 55113, Attention: President (telecopy: (612) 639-8549), or at such other address as the parties designate to each by giving notice hereunder. Any notice sent by certified mail shall be deemed to have been given three (3) days after the date on which it is mailed. All other notices shall be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

     15. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement

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

and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       DIAMETRICS MEDICAL, INC.


                                       By /s/ Laurence L. Betterley
                                          ---------------------------
                                          Its Chief Financial Officer



                                       PURCHASERS:

                                       [Signatures of Purchasers]




                  SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

                                                                      SCHEDULE A

                                   PURCHASERS

 Name/                Number of         Number of Shares        Aggregate
Address            Shares Purchased    Covered by Warrants    Purchase Price
-------            ----------------    -------------------    --------------


[Master List Omitted]

                                                                      Schedule B
                                                 [Description of Purchase Rights
                                                     Referred to in Section 4.5]


     Purchasers of the Series I Junior Participating Convertible Preferred Stock of the Company (all of which was converted into shares of Common Stock of the Company in April 1997) each currently have the right, pursuant to the Stock Purchase Agreement dated as of January 30, 1997 between the Company and such purchasers, to participate in any proposed sale of securities of the Company, including the Common Stock offered hereby. Under the terms of the Purchase Agreement, they are entitled to 30 days' advance notice of certain sales of securities of the Company and have the right to invest in such sales, on the same terms offered to any third party, in a percentage amount based on their respective pro rata participations in the January 1997 private placement.
Notice of this offering was delivered to such investors on or about June 9, 1997.

                                                                       Exhibit A
                                                               [Form of Warrant]

                                                                       Exhibit B
                                                 [Registration Rights Agreement]